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                                                                      EXHIBIT 11

WHITTMAN-HART, INC.
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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                                                     THREE MONTHS ENDED JUNE 30,     SIX MONTHS ENDED JUNE 30,
                                                         1996            1995          1996            1995
                                                    -------------    -----------   ------------    -----------
Net income                                         $   1,077,056    $   475,000   $  1,744,688    $   805,706
Pro forma adjustment to provision for
     income taxes                                              -        173,701              -        301,701
                                                    -------------    -----------   ------------    -----------
Net income attributable to common
     stock (pro forma in 1995)                     $   1,077,056    $   301,299   $  1,744,688    $   504,005
                                                    -------------    -----------   ------------    -----------
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Weighted average common shares outstanding             7,701,024      5,654,422      6,548,231      5,645,453
Effect of stock options calculated according
   to the treasury stock method                          669,662        547,390        611,369        547,390
Conversion of redeemable preferred stock                 336,202        956,074        646,138        956,074
                                                    -------------    -----------   ------------    -----------
Weighted average common and common
   equivalent shares outstanding                       8,706,888      7,157,886      7,805,738      7,148,917
                                                    -------------    -----------   ------------    -----------
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Net income per share (pro forma in 1995)           $        0.12    $      0.04   $       0.22    $      0.07
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